AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2000.

                                                 REGISTRATION NO. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                              FUELCELL ENERGY, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                           06-0853042
-----------------------------------                   --------------------------
 (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


                              3 GREAT PASTURE ROAD
                           DANBURY, CONNECTICUT 06813
                                 (203) 825-6000
   --------------------------------------------------------------------------
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                JERRY D. LEITMAN
                                    PRESIDENT
                              FUELCELL ENERGY, INC.
                              3 GREAT PASTURE ROAD
                           DANBURY, CONNECTICUT 06813
                                 (203) 825-6000
   --------------------------------------------------------------------------
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                        Copies of All Communications To:
                        --------------------------------

                             RICHARD A. KRANTZ, ESQ.
                               ROBINSON & COLE LLP
                              695 EAST MAIN STREET
                           STAMFORD, CONNECTICUT 06904
                                 (203) 462-7500

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.


================================================================================

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                        CALCULATION OF REGISTRATION FEE
==================================== ============== ================== ==================== ==================
                                                         PROPOSED        PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE   MAXIMUM OFFERING   AGGREGATE OFFERING       AMOUNT OF
          TO BE REGISTERED             REGISTERED     PRICE PER UNIT           PRICE         REGISTRATION FEE
==================================== ============== ================== ==================== ==================
Debt Securities

Preferred Stock, $0.01 par value(4)

Common Stock, $0.0001 par value(5)    $250,000,000     100%(1)(2)(3)       $250,000,000           $66,000
                                         (1)(2)                              (1)(2)(3)
==================================== ============== ================== ==================== ==================


     (1) There are being registered under this Registration Statement such indeterminate number of shares of Common Stock and Preferred Stock of the Registrant, and such indeterminate principal amount of Debt Securities of the Registrant, as shall have an aggregate initial offering price not to exceed $250,000,000. Any offering of Debt Securities by the Registrant denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities at the time of initial offering. If any Debt Securities are issued at an original issue discount by the Registrant, then the securities registered shall include such additional Debt Securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $250,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered under this Registration Statement.
     (2) Not specified with respect to each class of securities to be registered by the Registrant pursuant to General Instruction II.D1 to Form S-3.
     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. No separate consideration will be received for any securities registered hereunder that are issued upon exercise, conversion or exchange of Debt Securities or Preferred Stock registered hereunder.
     (4) Including such indeterminate number of shares of Preferred Stock as may from time to time be issued upon exercise, conversion or exchange of Debt Securities registered hereunder, to the extent any such Debt Securities are, by their terms, convertible into Preferred Stock.
     (5) Including such indeterminate number of shares of Common Stock as may from time to time be issued upon exercise, conversion or exchange of Debt Securities or Preferred Stock registered hereunder, to the extent any of such Debt Securities or shares of Preferred Stock are, by their terms, convertible into Common Stock.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2000

                                  $250,000,000

                              FUELCELL ENERGY, INC.

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock

                    ----------------------------------------

     We may offer and sell the securities listed above with an aggregate offering price of up to $250 million in connection with this prospectus. We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

     Our common stock is quoted on the Nasdaq National Market under the symbol "FCEL." The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by this prospectus supplement.

     We may sell the securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement relating to those securities.

                   ------------------------------------------

     INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                   ------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

                   -----------------------------------------

                 The date of this prospectus is _________, 2000.

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

     About This Prospectus................................................2
     Risk Factors.........................................................3
     FuelCell Energy, Inc................................................14
     Where You Can Find More Information.................................14
     Forward-Looking Statements..........................................15
     Ratio of Earnings to Fixed Charges..................................16
     Use of Proceeds.....................................................17
     Dividend Policy.....................................................17
     Description of Debt Securities......................................18
     Description of Preferred Stock......................................26
     Description of Common Stock.........................................30
     Plan of Distribution................................................32
     Legal Matters.......................................................33
     Experts.............................................................33


                   -----------------------------------------


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may, from time to time, over approximately the next two years, sell debt securities, preferred stock and common stock, either separately or in units, in one or more offerings, up to a total dollar amount of $250,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

     Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to "we," "us" and "our" refer to FuelCell Energy, Inc. Direct FuelCell(TM) is a trademark of FuelCell Energy, Inc. As used in this prospectus and the accompanying prospectus supplement, "kilowatt" (kW) means 1,000 watts and "megawatt" (MW) means 1,000,000 watts.

                                  RISK FACTORS

     BEFORE INVESTING IN OUR SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND ANY RISKS CONTAINED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. IF ANY OF THESE RISKS OCCUR, OUR BUSINESS, PROSPECTS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE HARMED. IN THAT CASE, THE TRADING PRICE OF OUR SECURITIES COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE RECENTLY INCURRED LOSSES AND ANTICIPATE CONTINUED LOSSES AND NEGATIVE CASH FLOW

     We are currently transitioning from a research and development company that has been primarily dependent on government contracts to a company focusing on commercial products. As such, we have not achieved profitability since our fiscal year ended October 31, 1997 and expect to continue to incur net losses and generate negative cash flow until we can produce sufficient revenues to cover our costs. We incurred a net loss of $985,000 for the fiscal year ended October 31, 1999, and a net loss of $3,010,000 for the nine months ended July 31, 2000. Even if we achieve our objective of bringing our first commercial product to market in late 2001, we anticipate that we will continue to incur losses and generate negative cash flow until we can cost-effectively produce and sell our Direct FuelCell(TM) products, which we do not expect to occur for several years. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future. We may never become profitable. For the reasons discussed in more detail below, there are substantial uncertainties associated with our achieving and sustaining profitability.

OUR COST REDUCTION STRATEGY MAY NOT SUCCEED OR MAY BE SIGNIFICANTLY DELAYED

     Our cost reduction strategy is based on the assumption that a significant increase in production will result in the realization of economies of scale. In addition, certain aspects of our cost reduction strategy rely on advancements in our manufacturing process and engineering design that, to a large degree, are currently not ascertainable. A failure by us to achieve a lower cost structure through economies of scale and improvements in the manufacturing process and engineering design would have a material adverse effect on our commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

     We expect the production costs of our initial commercial products to be higher than their sales prices. We recognize that successfully implementing our strategy and obtaining a significant share of the distributed generation market will require that we offer our Direct FuelCell(TM) products at competitive prices, which can only be accomplished when production costs are cut substantially from current levels. If we are unable to produce Direct FuelCell(TM) products at competitive prices relative to alternative technologies and products, our target market customers will be unlikely to buy our Direct FuelCell(TM) products.

     Our Direct FuelCell(TM) products produce electricity from a variety of hydrocarbon fuels, such as natural gas and methanol. If these fuels are not readily available or if their prices are such that electricity produced by our products costs more than electricity provided through other generation sources, our products would be less economically attractive to potential energy users. In addition, we have no control over the prices of several types of competitive energy sources such as oil, gas or coal. Significant decreases in the price of these inputs could also have a material adverse effect on our business because other generation sources could be more economically attractive to consumers than our Direct FuelCell(TM) products.

COMMERCIALIZATION OF OUR PRODUCTS IS DEPENDENT ON CONDUCTING SUCCESSFUL FIELD TRIALS

     One key aspect of our strategy is to leverage the success of our field trials and demonstration projects into long-term distributor-type relationships that will result in these distributors marketing our Direct FuelCell(TM) products directly to energy customers. For example, MTU - Friedrichshafen GmbH, a subsidiary of Daimler Chrysler (MTU), is currently field testing a 250 kW Hot Module power plant in Bielefeld, Germany that incorporates our Direct FuelCell(TM) as its fuel cell component. We believe that our fuel cell commercialization program is dependent upon us conducting one or more additional commercial field trials of our power plants and completing substantial additional research and development. We have planned several field trials and demonstration projects in 2001 for our sub-megawatt and megawatt stationary fuel cell power plants. We have not yet, however, conducted any field trials of our proposed commercial design megawatt class products.

     Field trials and demonstration projects may encounter problems and delays for a number of reasons, including the failure of our technology, the failure of the technology of others, the failure to combine these technologies properly and the failure to maintain and service the test prototypes properly. Many of these potential problems and delays are beyond our control.

     A failure by us to conduct field trials and demonstration projects of our megawatt class products or a failure to site the scheduled sub-megawatt power plants and complete these commercial field trials and research and development as currently planned could delay the timetable by which we believe we can begin to commercially sell our Direct FuelCell(TM) products. The failure of planned commercial field trials to perform as well as we anticipate could also have a material adverse effect on our commercialization plans, including the ability to enter into long-term distributor-type relationships for our Direct FuelCell(TM) products. Any delay, performance failure or perceived problem with our field trials could hurt our reputation in the distributed generation market and, therefore, could have a material adverse effect on our business, prospects, results of operations and financial condition.

WE CURRENTLY FACE AND WILL CONTINUE TO FACE SIGNIFICANT COMPETITION

     Our Direct FuelCell(TM) products currently face and will continue to face significant competition. Technological advances in alternative energy products or improvements in the electric grid or other fuel cell technologies may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete prior to commercialization or afterwards. Other companies, some of which have substantially greater resources than us, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and technologies.

     As our Direct FuelCell(TM) products have the potential to replace existing power sources, competition with our products will come from current power technologies, from improvements to current power technologies and from new alternative power technologies, including other types of fuel cells. The distributed generation market, our target market, is currently serviced by several manufacturers with existing customers and suppliers. These manufacturers use proven and widely accepted technologies such as internal combustion engines and turbines as well as coal, oil and nuclear powered generators.

     We believe that we are the only domestic company exclusively engaged in the development and production of carbonate fuel cells. In Japan, at least six manufacturers have demonstrated interest in developing and marketing carbonate fuel cells. One of these manufacturers has demonstrated extended operation of a 200 kW carbonate fuel cell. Two of these manufacturers have jointly demonstrated extended operation of a 100 kW carbonate fuel cell and recently tested a 1 MW plant. In Europe, there are several companies engaged in carbonate fuel cell development that are potential competitors. Our licensee, MTU, and its partners have conducted the most significant activity in Europe.

     Additionally, there are competitors working on developing technologies other than carbonate fuel cells in our target market. Emerging technologies in our target distributed generation market include small gas turbines, PEM fuel cells, phosphoric acid fuel cells and solid oxide fuel cells. Major competitors using or developing these technologies include Capstone Turbine Corporation, Elliot Energy Systems and Honeywell International Inc. in the case of small gas turbines, Ballard Power Systems Inc. in the case of PEM fuel cells, ONSI Corporation in the case of phosphoric acid fuel cells, and SiemensWestinghouse Electric Company and Mitsubishi Heavy Industries, Ltd. in the case of solid oxide fuel cells. Each of these competitors has the potential to capture market share in our target market, which could have a material adverse effect on our position in the industry.

WE MAY NOT MEET OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION MILESTONES

     We have established product development and commercialization milestones that we use to assess our progress toward developing commercially viable Direct FuelCell(TM) products. These milestones relate to technology and design improvements as well as to dates for achieving development goals. To gauge our progress, we operate, test and evaluate our Direct FuelCell(TM) products under actual conditions. If our systems exhibit technical defects or are unable to meet cost or performance goals, including power output, useful life and reliability, our commercialization schedule could be delayed and potential purchasers of our initial commercial Direct FuelCell(TM) products may decline to purchase them or choose to purchase alternative technologies. We cannot be sure that we will successfully achieve our milestones in the future or that any failure to achieve these milestones will not result in potential competitors gaining advantages in our target market. Failure to meet publicly announced milestones may have a material adverse effect on our operations and our stock price.

OUR COMMERCIALIZATION PLANS ARE DEPENDENT ON MARKET ACCEPTANCE OF OUR DIRECT FUELCELL(TM) PRODUCTS

     Our commercialization plans, which include bringing our sub-megawatt class product to market in late 2001, are dependent upon market acceptance of, as well as enhancements to, our Direct FuelCell(TM) products. Fuel cell systems represent an emerging market, and we cannot be sure that potential customers will accept fuel cells as a replacement for traditional power sources. As is typical in a rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Since the distributed generation market is new and evolving, it is difficult to predict with certainty the size of the market and its growth rate. The development of a market for our Direct FuelCell(TM) products may be affected by many factors that are out of our control, including:

     o    the cost competitiveness of our Direct FuelCell(TM) products;

     o the future costs of natural gas and other fuels used by our Direct FuelCell(TM) products;

     o    consumer reluctance to try a new product;

     o consumer perceptions of the safety of our Direct FuelCell(TM) products;

     o the pace of utility deregulation nationwide, which could affect the market for distributed generation;

     o    local permitting and environmental requirements; and

     o    the emergence of newer, more competitive technologies and products.

     If a sufficient market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred in the development of our Direct FuelCell(TM) products and may never achieve profitability.

OUR GOVERNMENT RESEARCH AND DEVELOPMENT CONTRACTS ARE CRITICAL TO THE IMPLEMENTATION OF OUR COMMERCIALIZATION PLANS

     Since 1995, our revenues have been principally derived from a long-term cooperative agreement with the U.S. Department of Energy (DOE). This agreement covers the design, scale-up, construction and testing of direct carbonate fuel cells operating on natural gas. Excluding cost share funding, the present estimated value of this agreement with the DOE, which expires in December 2003, is $135 million. This agreement is critical to the continued development and commercialization of our technology and our products.

     Generally, our U.S. government research and development contracts, including the DOE cooperative agreement, are subject to the risk of termination at the convenience of the contracting agency. Furthermore, these contracts, irrespective of the amounts allocated by the contracting agency, are subject to annual congressional appropriations and the results of government or agency sponsored audits of our cost reduction efforts and our cost projections. We can only receive funds under these contracts ultimately made available to us annually by Congress as a result of the appropriations process. Accordingly, we cannot be sure whether or not we will receive the full amount allocated by the DOE under the DOE cooperative agreement or the full amounts allocated under our other government research and development contracts. We also cannot be sure that we will be able to finance or otherwise meet the cost sharing requirements of these contracts, which are conditions to receiving any amounts allocated under these contracts. Failure to receive the full amounts allocated under any of our government research and development contracts could materially adversely affect our commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

THE UNITED STATES GOVERNMENT HAS CERTAIN RIGHTS RELATING TO OUR INTELLECTUAL PROPERTY

     Many of our United States patents are the result of government-funded research and development programs, including the DOE cooperative agreement. Our patents that were the result of government-funded research prior to January 1988 (the date that we qualified as a "small business") are owned by the United States government and have been licensed to us. This license is revocable only in the limited circumstances where it has been demonstrated that we are not making an effort to commercialize the invention. Our patents that were the result of government-funded research after January 1988 automatically belong to us because of our "small business" status.

     However, all of our United States patents that have resulted from government-funded research are subject to the risk of the exercise of "march-in" rights by the government. March-in rights refer to the right of the United States government or government agency to exercise its non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government if the contractor fails to continue to develop the technology. In addition, these "march-in" rights permit the United States government to take title to these patents and license the patented technology to third parties if the contractor fails to utilize the patents.

     The failure to continue to qualify as a "small business" under applicable government regulations, and the related inability to own our patents developed with government funds if we do not so qualify, or the exercise of "march-in" rights by the government could materially adversely affect our business, prospects, results of operations and financial condition.

OUR FUTURE SUCCESS AND GROWTH IS DEPENDENT ON OUR DISTRIBUTION STRATEGY

     We do not plan to establish a direct distribution infrastructure for our Direct FuelCell(TM) products. A key aspect of our strategy is to use multiple third-party distribution channels to ultimately service our diverse customer base. Depending on the needs of the customer, our Direct FuelCell(TM) products could be distributed through a value added distributor who could provide a package of our products and various other components such as flywheels and battery storage devices; through an energy services company who could arrange various ancillary services for the customer; or through power generation equipment suppliers. For example, we recently entered into a distribution agreement with PPL Energy Plus as the first North American distributor of our Direct FuelCell(TM) products. In addition, we anticipate that our Direct FuelCell(TM) components will be distributed through original equipment manufacturers (OEMs), such as MTU, who will then integrate our Direct FuelCell(TM) components into power plant products.

     We cannot assure you that we will enter into distributor relationships that are consistent with, or sufficient to support, our commercialization plans or our growth strategy or that these relationships will be on terms favorable to us. Even if we enter into these types of relationships, we cannot assure you that the distributors with which we form relationships will focus adequate resources on selling our products or will be successful in selling them. Some of these distributor arrangements have or will require that we grant exclusive distribution rights to companies in defined territories. These exclusive arrangements could result in us being unable to enter into other arrangements at a time when the distributor with which we form a relationship is not successful in selling our products or has reduced its commitment to marketing our products. To the extent we enter into distributor relationships, the failure of these distributors in assisting us with the marketing and distribution of our products may adversely affect our financial condition and results of operations.

     We cannot be sure that MTU will continue to, or OEMs will, manufacture or package products using our Direct FuelCell(TM) components. In this area, our success will largely depend upon our ability to make our products compatible with the power plant products of OEMs and the ability of these OEMs to sell their products containing our products. In addition, some OEMs may need to redesign or modify their existing power plant products to fully incorporate our products. Accordingly, any integration, design, manufacturing or marketing problems encountered by MTU or OEMs could adversely affect the market for our Direct FuelCell(TM) products and, therefore, our business, prospects, results of operations and financial condition.

WE DEPEND ON THIRD PARTY SUPPLIERS FOR THE DEVELOPMENT AND SUPPLY OF KEY COMPONENTS FOR OUR DIRECT FUELCELL(TM) PRODUCTS

     We purchase several key components of our products from other companies. A supplier's failure to develop and supply components in a timely manner or to supply components that meet our quality, quantity or cost requirements or technical specifications or our inability to obtain alternative sources of these components on a timely basis or on terms acceptable to us could harm our ability to manufacture our Direct FuelCell(TM) products. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

     We do not know when or whether we will secure long-term supply relationships with any of our suppliers or whether such relationships will be on terms that will allow us to achieve our objectives. In addition, there is a limited number of suppliers for some of the key components of our Direct FuelCell(TM) products. Our business, prospects, results of operations and financial condition could be harmed if we fail to secure relationships with entities who will supply the required components for our Direct FuelCell(TM) products.

WE HAVE NO EXPERIENCE MANUFACTURING OUR DIRECT FUELCELL(TM) PRODUCTS ON A COMMERCIAL BASIS

     To date, we have focused primarily on research and development, and demonstrations, and we have no experience manufacturing our Direct FuelCell(TM) products on a commercial basis. We plan to expand our product capacity from our current capacity of 5 MW per year to 50 MW per year in late 2001. We expect that we will increase our manufacturing capacity in stages to 400 MW by 2004. We cannot be sure that we will be able to achieve our planned increases in production capacity.

     Even if we are successful in achieving our planned increases in production capacity, we cannot be sure that we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers. Given our dependence on government research and development contracts and the necessity of providing government entities with substantial amounts of information, our sales process has historically been long and time-consuming. We will need to shorten the time from initial contact to final product delivery if we hope to expand production, reach a wider customer base and forecast revenues with any degree of certainty. Additionally, we cannot be sure that we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet our cost goals and profitability projections. Our failure to shorten the sales cycle for our Direct FuelCell(TM) products or to develop these advanced manufacturing capabilities and processes, or meet our cost goals, could have a material adverse effect on our business, prospects, results of operations and financial condition.

WE DEPEND ON OUR INTELLECTUAL PROPERTY, AND OUR FAILURE TO PROTECT THAT INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT OUR FUTURE GROWTH AND SUCCESS

     Failure to protect our existing intellectual property rights may result in the loss of our exclusivity or the right to use our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation or be enjoined from using such intellectual property. We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. The patents that we have obtained will expire between 2000 and 2018 and the average remaining life of our patents is approximately nine years. Some of our intellectual property is not covered by any patent or patent application and includes trade secrets and other know-how that is not patentable, particularly as it relates to our manufacturing processes and engineering design. In addition, some of our intellectual property includes technologies and processes that may be similar to the patented technologies and processes of third parties. If we are found to be infringing third-party patents, we do not know whether we will able to obtain licenses to use such patents on acceptable terms, if at all. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot assure you that:

     o any of the U.S. patents or foreign patents owned by us or other patents that third parties license to us will not be invalidated, circumvented, challenged, rendered unenforceable or licensed to others; or

     o any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, if issued at all.

     In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

     We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with our strategic partners and employees. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Certain of our intellectual property has been licensed to us on a non-exclusive basis from third parties who may also license such intellectual property to others, including our competitors. If our licensors are found to be infringing third-party patents, we do not know whether we will be able to obtain licenses to use the intellectual property licensed to us on acceptable terms, if at all.

     If necessary or desirable, we may seek extensions of existing licenses or further licenses under the patents or other intellectual property rights of others. However, we can give no assurances that we will obtain such extensions or further licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for intellectual property that we use at present could cause us to incur substantial liabilities, and to suspend the manufacture or shipment of products or our use of processes requiring the use of such intellectual property.

     While we are not currently engaged in any material intellectual property litigation, we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor.

OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND TECHNICAL PERSONNEL

     Our future success is substantially dependent on the continued services and on the performance of our executive officers and other key management, engineering, scientific, manufacturing and operating personnel, particularly Jerry Leitman, our President and Chief Executive Officer, and Dr. Hansraj Maru and Christopher Bentley, our Executive Vice Presidents. The loss of the services of any executive officer, including Mr. Leitman, Dr. Maru and Mr. Bentley, or other key management, engineering, scientific, manufacturing and operating personnel could materially adversely affect our business. Our ability to achieve our development and commercialization plans will also depend on our ability to attract and retain additional qualified management and technical personnel. Recruiting personnel for the fuel cell industry is highly competitive. We do not know whether we will be able to attract or retain additional qualified management and technical personnel. Our inability to attract and retain additional qualified management and technical personnel, or the departure of key employees, could materially adversely affect our development and commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

OUR MANAGEMENT MAY BE UNABLE TO MANAGE RAPID GROWTH EFFECTIVELY

     We expect to rapidly expand our manufacturing capabilities, accelerate the commercialization of our products and enter a period of rapid growth, which will place a significant strain on our senior management team and our financial and other resources. The proposed expansion will expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. Our ability to manage our rapid growth effectively will require us to continue to improve our operations, to improve our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

WE HAVE CONTINGENT OBLIGATIONS RELATING TO EVERCEL

     In connection with our spin-off on February 22, 1999 of our former battery group, now owned by Evercel, Inc. (Evercel), we entered into several agreements, including a license assistance agreement, with Evercel. Under the license assistance agreement, Evercel has agreed to fulfill our obligations under a joint venture contract relating to battery operations in China until we obtain certain required third-party and governmental consents. We do not believe that we have any remaining material exposure with respect to this joint venture in light of the license assistance agreement. We cannot assure you, however, that, if Evercel does not continue to perform under the license assistance agreement, fulfilling our contingent obligations under the joint venture contract will not have a material adverse effect on our business, prospects, results of operations and financial condition.

WE MAY BE AFFECTED BY ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATION

     Although our products are not currently subject to direct regulation by any governmental agency, it is possible that industry specific laws and regulations will be adopted covering issues such as environmental standards, transmission scheduling, distribution and characteristics and quality of our products and services. Such regulation could limit the growth in the use of carbonate fuel cells, decrease the acceptance of fuel cells as a commercial product and increase our costs and, therefore, the price of our Direct FuelCell(TM) products. Any such new legislation or regulation, the application of existing laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the energy industry could have a material adverse effect on our business, prospects, results of operations and financial condition.

UTILITY COMPANIES COULD CHARGE FEES TO OUR CUSTOMERS THAT COULD MAKE OUR PRODUCTS LESS DESIRABLE

     Utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back up purposes. These fees could increase the cost to our customers of using our Direct FuelCell(TM) products and could make our products less desirable, thereby harming our business, prospects, results of operations and financial condition.

CHANGES IN GOVERNMENT REGULATIONS AND ELECTRIC UTILITY INDUSTRY RESTRUCTURING MAY AFFECT DEMAND FOR OUR DIRECT FUELCELL(TM) PRODUCTS

     The market for electricity generation products is heavily influenced by federal and state governmental regulations and policies. Changes in regulatory standards or policies could reduce the level of investment in the research and development of alternative energy sources, including fuel cells, and could result in a reduction in the potential demand for our Direct FuelCell(TM) products. Our target market, the distributed generation market, is driven by deregulation and restructuring of the electric utility industry in the United States and elsewhere and by the requirements of utilities, independent power producers and end users. Deregulation of the electric utility industry is subject to government policies that will determine the pace and extent of deregulation. Changes in government and public policy over time could affect deregulation and adversely affect our prospects for commercializing our Direct FuelCell(TM) products and our financial results. We cannot predict how the deregulation and restructuring of the electric utility industry will ultimately affect the market for our Direct FuelCell(TM) products.

WE MAY BE UNABLE TO RAISE ADDITIONAL CAPITAL TO COMPLETE OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION PLANS

     Our product development and commercialization schedule could be delayed if we are unable to fund our research and development activities, our field trials and demonstration projects or the development of our manufacturing capabilities. Future capital requirements are dependent upon many factors, including, but not limited to, the rate at which we expand production volume capabilities, the amount used to fund demonstration projects and field trials, the level of government funding provided to us and our investment in new technology. In addition to the proceeds from offerings of our securities and expected government funding, we believe it is likely that we will need additional funding to expand our manufacturing capabilities to the level where volume efficiencies can be achieved consistent with our plans to fully commercialize our products. Some of our potential strategic business partners have invested in us and others have indicated interest in investing in us. However, additional financing may not be available and, if available, it may not be available on terms favorable to us or our stockholders. If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders will be reduced. If adequate funds are not available to satisfy either short or long-term capital requirements, we may be required to limit operations in a manner inconsistent with our commercialization plans.

WE COULD BE LIABLE FOR ENVIRONMENTAL DAMAGES RESULTING FROM OUR RESEARCH, DEVELOPMENT OR MANUFACTURING OPERATIONS

     Our business exposes us to the risk of harmful substances escaping into the environment, resulting in personal injury or loss of life, damage to or destruction of property, and natural resource damage. Depending on the nature of the claim, our current insurance policies may not adequately reimburse us for costs incurred in settling environmental damage claims, and in some instances, we may not be reimbursed at all. Our business is subject to numerous federal, state and local laws and regulations that govern environmental protection and human health and safety. These laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future. Our operations may not comply with future laws and regulations and we may be required to make significant unanticipated capital and operating expenditures. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims.

OUR PRODUCTS USE INHERENTLY DANGEROUS, FLAMMABLE FUELS THAT COULD SUBJECT OUR BUSINESS TO PRODUCT LIABILITY CLAIMS

     Our business exposes us to potential product liability claims that are inherent in hydrogen and products that use hydrogen. Hydrogen is a flammable gas and therefore a potentially dangerous product. Hydrogen is typically generated from gaseous and liquid fuels that are also flammable and dangerous, such as propane, natural gas or methane, in a process known as reforming. Natural gas and propane could leak into a residence or commercial location and combust if ignited by another source. Any accidents involving our products or other hydrogen-based products could materially impede widespread market acceptance and demand for our Direct FuelCell(TM) products. In addition, we may be held responsible for damages beyond the scope of our insurance coverage. We also cannot predict whether we will be able to maintain our insurance coverage on acceptable terms.

WE ARE SUBJECT TO RISKS INHERENT IN INTERNATIONAL OPERATIONS

     Since we plan to market our Direct FuelCell(TM) products both inside and outside the United States, our success depends, in part, on our ability to secure foreign customers and our ability to manufacture products that meet foreign regulatory and commercial requirements. We have limited experience developing and manufacturing our products to comply with the commercial and legal requirements of international markets. In addition, we are subject to tariff regulations and requirements for export licenses, particularly with respect to the export of certain technologies. We face numerous challenges in our international expansion, including unexpected changes in regulatory requirements, fluctuations in currency exchange rates, longer accounts receivable requirements and collections, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws.

WE HAVE LARGE AND INFLUENTIAL STOCKHOLDERS

     MTU currently owns approximately 8.7% of our outstanding common stock (based upon the shares of our common stock outstanding as of September 30, 2000). Loeb Investors Co. LXXV and Warren Bagatelle (a managing director of an affiliate of Loeb Investors Co. LXXV) collectively own approximately 8.2% of our outstanding common stock (based upon the shares of our common stock outstanding as of September 30, 2000). These ownership levels could make it difficult for a third party to acquire our common stock or have input into the decisions made by our board of directors, which include Michael Bode of MTU, Warren Bagatelle and Thomas L. Kempner (Chairman and Chief Executive Officer of an affiliate of Loeb Investors Co. LXXV). MTU is also a licensee of our technology and a purchaser of our Direct FuelCell(TM) products. Therefore, it may be in MTU's interest to possess substantial influence over matters concerning our overall strategy and technological and commercial development. In addition, MTU's ownership interest could raise a conflict of interest if MTU is experimenting with competing technologies for its own products.

OUR STOCK PRICE HAS BEEN AND COULD REMAIN VOLATILE

     The market price for our common stock has been and may continue to be volatile and subject to extreme price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

     o failure to meet our product development and commercialization milestones;

     o due to our stage of development, variations in our quarterly operating results from the expectations of securities analysts or investors;

     o downward revisions in securities analysts' estimates or changes in general market conditions;

     o announcements of technological innovations or new products or services by us or our competitors;

     o announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     o    additions or departures of key personnel;

     o    investor perception of our industry or our prospects;

     o    insider selling or buying;

     o    demand for our common stock; and

     o    general technological or economic trends.

     In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we became involved in a securities class action litigation in the future, it could result in substantial costs and diversion of management's attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

PROVISIONS OF DELAWARE AND CONNECTICUT LAW AND OF OUR CHARTER AND BY-LAWS MAY MAKE A TAKEOVER MORE DIFFICULT

     Provisions in our certificate of incorporation and by-laws and in Delaware and Connecticut corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change our management and board of directors. See "Description of Common Stock."

FUTURE SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE

     Substantial sales of our common stock in the public market, or the perception by the market that such sales could occur, could lower our stock price or make it difficult for us to raise additional equity capital in the future. As of September 30, 2000, we had 15,708,962 shares of common stock outstanding. Of these shares, as of that date, 15,410,064 shares of our common stock are freely tradable subject, in some cases, to the volume and manner of sale limitations under Rule 144 under the Securities Act. As of that date, 298,898 shares of our common stock will become available for sale at various later dates upon the expiration of various restrictions on resale.

     In addition, as of September 30, 2000, 3,367,767 shares of our common stock were required to be reserved for issuance relating to outstanding options and warrants to purchase shares of our common stock. As of September 30, 2000, options to purchase ______ shares of our common stock were issued and outstanding under our stock option plans, of which options to purchase ______ shares had vested. The outstanding warrants to purchase 1,300,000 shares of our common stock have not yet vested.

     As of September 30, 2000, the holders of up to 292,898 shares of our common stock had the right, subject to various conditions and the expiration of various time periods, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or for other stockholders. By exercising their registration rights and selling a large number of shares, these holders could cause the price of our common stock to fall.

     We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price for our common stock or our ability to raise capital by offering equity securities.

                              FUELCELL ENERGY, INC.

     We are a leading developer of carbonate fuel cell technology for stationary power generation. We have designed and are planning to commercialize fuel cell power plants that offer significant advantages compared to existing power generation technology. These advantages include higher fuel efficiency, significantly lower emissions, quieter operation, lower vibration, relaxed siting and permitting requirements, scalability and potentially lower operating, maintenance and generation costs. We have conducted successful field trials of 250 kW and 2 MW units. Our initial market entry commercial products will be rated at 250 kW, 1 MW and 2 MW in capacity and are targeted for utility, commercial and industrial customers in the growing distributed generation market. We expect to enter the commercial market with our sub-megawatt class product in late 2001 and with our megawatt class products in 2002. Additional information concerning us is included in our reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

     Our executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06813. Our telephone number is (203) 825-6000.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site that the SEC maintains at "http://www.sec.gov." Our common stock is quoted on the Nasdaq National Market, and you may also inspect and copy our SEC filings at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20549. This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933. This prospectus omits part of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference rooms or from its web site.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Accordingly, we incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:

     o Our annual report on Form 10-K/A for the fiscal year ended October 31, 1999, as amended on February 7, 2000 and April 13, 2000.

     o    Our quarterly report on Form 10-Q for the quarter ended July 31, 2000.

     o Our quarterly report on Form 10-Q for the quarter ended April 30, 2000.

     o Our quarterly report on Form 10-Q for the quarter ended January 31, 2000.

     o The description of our common stock contained in our registration statement on Form 8-A, dated June 6, 2000, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

     o Our definitive proxy statement dated February 28, 2000, filed in connection with our 2000 annual meeting of stockholders.

     You may request a copy of these filings at no cost by writing or telephoning the office of Joseph G. Mahler, FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813, telephone (203) 825-6000.

     You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.


                           FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference, and the accompanying prospectus supplement may include, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "expects," "anticipates," "approximates," "believes," "estimates," "intends," and "hopes" and variations of such words and similar expressions are intended to identify such forward-looking statements. We intend such forward-looking statements, all of which are qualified by this statement, to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with these safe harbor provisions. We have based these statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. These risks and uncertainties include those set forth under "Risk Factors." The forward-looking statements contained or incorporated by reference in this prospectus or the accompanying prospectus supplement include, among others, statements about:

     o the development and commercialization schedule for our fuel cell technology and products;

     o    future funding under government research and development contracts;

     o the expected cost competitiveness of our fuel cell technology and products;

     o    our intellectual property;

     o    the timing and availability of our products;

     o the electric power supply industry and the distributed generation market;

     o    our business strategy; and

     o general economic conditions in the electric power supply industry and our target markets.

     Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this prospectus or the accompanying prospectus supplement might not occur.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of our earnings to fixed charges are set forth below for each of the periods indicated.


                              NINE
                             MONTHS
                              ENDED            FISCAL YEAR ENDED OCTOBER 31,
                             JULY 31,   ----------------------------------------
                             2000(2)    1999(2)   1998(2)   1997    1996    1995
                             -------    -------   -------   ----    ----    ----

Ratio of earnings to fixed     --         --        --       1.1     2.1     1.9
charges(1)

----------

(1) We do not have any preferred stock outstanding and consequently the ratio of combined fixed charges and preference dividends to earnings is identical to the ratio of earnings to fixed charges as of the date of this prospectus.

(2) For the nine months ended July 31, 2000, and for the fiscal years ended October 31, 1999 and 1998, our earnings were inadequate to cover fixed charges. The coverage deficiencies were $106,000, $169,000 and $269,000, respectively.

     For purposes of calculating the ratios of earnings to fixed charges, (i) fixed charges consist of interest on debt, amortization of discount on debt and capitalized interest, and (ii) earnings consist of pre-tax income from operations and fixed charges (excluding capitalized interest) and include the amortization of capitalized interest.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus and any prospectus supplement for our general corporate purposes, which may include the expansion of our manufacturing facilities and other capital expenditures and working capital. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.


                                 DIVIDEND POLICY

     We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends in the foreseeable future. As a result of not collecting a dividend, there is a risk that stockholders will not experience a return on their investment unless they sell their shares of common stock.

                         DESCRIPTION OF DEBT SECURITIES

     We may from time to time offer and sell debt securities (the "Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness. The Debt Securities will be either our unsecured senior debt securities (the "Senior Debt Securities") or our unsecured subordinated debt securities (the "Subordinated Debt Securities"). The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture") between us and a trustee that will be identified in a prospectus supplement (the "Senior Trustee"). The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our outstanding unsecured senior indebtedness. The Subordinated Debt Securities will be issued under a second indenture (the "Subordinated Indenture") between us and a trustee that will be identified in a prospectus supplement (the "Subordinated Trustee"), which may be the same as the Senior Trustee. The Subordinated Debt Securities will be our direct, unsecured obligations and, unless otherwise specified in the prospectus supplement relating to a particular series of Subordinated Debt Securities offered by such prospectus supplement, will be subject to the subordination provisions set forth under the heading "Subordination of the Subordinated Debt Securities" below. The Senior Indenture and the Subordinated Indenture are together called the "Indentures" and the Senior Trustee and the Subordinated Trustee are together called the "Trustee."

     The following summary of certain provisions of the Indentures is not complete. You should refer to the form of each Indenture, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part.

     The following section describes certain general terms and provisions of the Debt Securities. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series of Debt Securities offered by any prospectus supplement will be described in that prospectus supplement.

     GENERAL. The Indentures do not limit the aggregate principal amount of Debt Securities that we may issue. Each Indenture provides that Debt Securities of any series may be issued under it up to the aggregate principal amount authorized from time to time by us and may be denominated in any currency or currency unit that we designate. We will determine the terms and conditions of each series of Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. Unless set forth in the applicable prospectus supplement, neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness that we may incur or the other securities that we may issue.

     The prospectus supplement relating to each series of Debt Securities being offered will specify the particular terms of those Debt Securities. The terms may include:

     o the title of the Debt Securities and whether they are Senior Debt Securities or Subordinated Debt Securities;

     o    any limit on the aggregate principal amount of the Debt Securities;

     o the priority of payment of the Debt Securities, including any subordination provisions;

     o the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued;

     o the date or dates on which the principal and premium, if any, of the Debt Securities are payable;

     o the interest rate or rates (which may be fixed or variable) of the Debt Securities, if any;

     o the interest payment date or dates, if any, or the method or methods by which such dates may be determined, if any, the date or dates on which payment of interest, if any, will commence, the date or dates from which interest will accrue and the regular record dates for such interest payment dates;

     o the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent Global Security (as defined herein) will be paid;

     o each office or agency where, subject to the terms of the applicable Indenture, the Debt Securities may be presented for registration of transfer or exchange;

     o the place or places where, subject to the terms of the applicable Indenture, the principal (and premium, if any) and interest, if any, on the Debt Securities will be payable;

     o the terms and conditions on which we may redeem any Debt Securities, if at all;

     o any obligation to redeem or purchase any Debt Securities and the terms and conditions on which we must do so;

     o the denomination or denominations in which the Debt Securities will be issuable if other than $1,000 and integral multiples thereof;

     o the currency, currencies or units based on or related to currencies for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of, premium, if any, and any interest on such Debt Securities may be payable;

     o whether the Debt Securities will be convertible into shares of our common stock or preferred stock, or other securities or property, and, if so, the terms of such conversion;

     o any index used to determine the amount of payments of principal of, premium, if any, and interest on the Debt Securities;

     o    the payment of any additional amounts with respect to the Debt
          Securities;

     o whether any of the Debt Securities will be issued as Original Issue Discount Securities (as defined below) and the terms and provisions relating to these securities;

     o information with respect to book-entry procedures relating to Global Securities, if any;

     o    if applicable, that the Debt Securities are defeasible;

     o any additional covenants or Events of Default not set forth in the applicable Indenture or changes in the covenants or Events of Default set forth in the applicable Indenture; and

     o any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture.

     Debt Securities may be issued as original issue discount Debt Securities (bearing no interest or interest at a rate that at the time of issuance is below market rates) ("Original Issue Discount Securities"), to be sold at a substantial discount below their stated principal amount. There may not be any periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be set forth in the prospectus supplement and determined in accordance with the terms of such security and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Security. The federal income tax considerations with respect to Original Issue Discount Securities will be explained in the prospectus supplement we prepare for the Original Issue Discount Securities.

     CONVERSION AND EXCHANGE RIGHTS. The prospectus supplement will describe, if applicable, the terms on which you may convert Debt Securities into or exchange them for our common stock, our preferred stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. We will describe how the number of shares of our common stock, our preferred stock or other securities or property to be received upon conversion or exchange would be calculated.

     FORM, EXCHANGE AND TRANSFER. We will issue Debt Securities only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

     The holder of a Debt Security may elect, subject to the terms of the Indentures and the limitations applicable to Global Securities, to exchange them for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

     Holders of Debt Securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the transfer agent we designate for the purpose. We will not impose a service charge for any registration of transfer or exchange of Debt Securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place of payment for the Debt Securities.

     If we redeem the Debt Securities, we will not be required to issue, register the transfer of or exchange any Debt Security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any Debt Security selected for redemption, except the unredeemed portion of the Debt Security being redeemed.

     PAYMENT AND PAYING AGENTS. Unless otherwise stated in the prospectus supplement, we will pay principal and any premium or interest on a Debt Security to the person in whose name the Debt Security is registered at the close of business on the regular record date for such interest.

     Unless otherwise stated in the prospectus supplement, we will pay principal and any premium or interest on the Debt Securities at the office of our designated paying agent, except we may pay interest by check mailed to the address of the person entitled to the payment. Unless we state otherwise in the prospectus supplement, the corporate trust office of the Trustee will be the paying agent for the Debt Securities.

     Any other paying agents we designate for the Debt Securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the Debt Securities.

     The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any Debt Security that remains unclaimed for a specified period. The holder thereafter may look only to us for payment.

     GLOBAL SECURITIES. The Debt Securities of any series may be represented by one or more global securities (each, a "Global Security" and, together, the "Global Securities") that will have an aggregate principal amount equal to that of the Debt Securities of that series. Each Global Security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the Global Security with the depositary or a custodian, and the Global Security will bear a legend regarding the restrictions on exchanges and registration of transfer.

     No Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary unless (1) the depositary has notified us that it is unwilling or unable to continue as depositary or (2) an event of default occurs and continues with respect to the Debt Securities. The depositary will determine how all securities issued in exchange for a Global Security will be registered.

     As long as the depositary or its nominee is the registered holder of a Global Security, the depositary or the nominee will be considered the sole owner and holder of the Global Security and the underlying Debt Securities. Except as stated above, owners of beneficial interests in a Global Security will not be entitled to have the Global Security or any Debt Security registered in their names, will not receive physical delivery of certificated Debt Securities and will not be considered to be the owners or holders of the Global Security or underlying Debt Securities. We will make all payments of principal, premium and interest on a Global Security to the depositary or its nominee. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a Global Security.

     Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a Global Security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

     The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security. We and the Trustee assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security.

     The specific terms of the depositary arrangement with respect to any series of Debt Securities will be described in the applicable prospectus supplement.


     CONSOLIDATION, MERGER AND SALE OF ASSETS. Each Indenture provides that we may, without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

     o any successor assumes our obligations on the applicable Debt Securities and under the applicable Indenture;

     o after giving effect to the transaction, there is no Default or Event of Default that is continuing; and

     o    certain other conditions under the applicable Indenture are met.

     Accordingly, such consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default which would entitle holders of the Debt Securities, or the

Trustee on their behalf, to take any of the actions described below under "Events of Default."

     LEVERAGED AND OTHER TRANSACTIONS. Unless otherwise specified in the applicable prospectus supplement, the Indentures and the Debt Securities will not contain, among other things, provisions that would protect holders of the Debt Securities in the event of a highly leveraged or other transaction involving us that could adversely affect the holders of Debt Securities.

     MODIFICATION OF THE INDENTURES; WAIVER. Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of such Indenture may be made that affect the rights of the holders of such Debt Securities. However, no such modification or alteration may be made without the consent of the holder of each Debt Security so affected which would, among other things:

     o change the maturity of the principal of, or of any installment of interest (or premium, if any) on, any Debt Security issued pursuant to such Indenture;

     o change the principal amount thereof, premium thereon, if any, or interest thereon;

     o change the method of calculation of interest or the currency of payment of principal or interest (or premium, if any) thereon;

     o    reduce the minimum rate of interest thereon;

     o impair the right to bring suit for the enforcement of any such payment on or with respect to any such Debt Security;

     o reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof;

     o reduce the above-stated percentage in principal amount of outstanding Debt Securities of any series required to modify or alter such Indenture;

     o in the case of Subordinated Debt Securities, modify the subordination provisions in a manner materially adverse to their holders;

     o in the case of Debt Securities that are convertible or exchangeable into our other securities, adversely affect the right of holders to convert or exchange any of the Debt Securities;

     o reduce the percentage in principal amount of outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

     o    modify provisions with respect to modification and waiver; or

     o change our obligation to maintain an office or agency as required by the applicable Indenture.

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive, on behalf of the holders of all Debt Securities of that series, our compliance with certain restrictive provisions of the Indentures. Prior to the acceleration of the maturity of the Debt Securities of any series outstanding under the Indentures, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to Debt Securities of that series, except a default (1) in the payment of principal, premium or interest on any Debt Security of that series or (2) in respect of a covenant or provision of the Indenture that cannot be amended without each holder's consent.

     Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indentures. In certain limited circumstances, the Trustee may set a record date for action by holders. To be effective, the action must be taken by holders of the requisite principal amount of such Debt Securities within a specified period following the record date.

     EVENTS OF DEFAULT. An Event of Default with respect to the Debt Securities of any series is defined in the applicable Indenture as:

     o default in the payment of principal of or premium, if any, on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the Subordinated Indenture;

     o default in the payment of interest on any Debt Security of that series when due, which continues for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the Subordinated Indenture;

     o failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

     o default in the performance by us of any of our other covenants in the applicable Indenture with respect to the Debt Securities of such series, which continues for 90 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series;

     o certain events of bankruptcy, insolvency or reorganization affecting us; and

     o any other event that may be specified in a prospectus supplement with respect to any series of Debt Securities.

     If an Event of Default (other than an Event of Default relating to events of bankruptcy, insolvency or reorganization) with respect to any series of Debt Securities occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of such series outstanding may declare the principal amount (or if such Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be immediately due and payable. If an Event of Default relating to events of bankruptcy, insolvency or reorganization with respect to the Debt Securities of any series at the time outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see "Modification of the Indentures; Waiver."

     If an Event of Default occurs and is continuing, the Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the Debt Securities of any series, and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the applicable Indenture will, proceed to protect the rights of the holders of all the Debt Securities of such series.

     The Indentures provide that upon the occurrence of an Event of Default relating to payments of principal of, premium, if any, or interest on any Debt Security, we will, upon demand of the Trustee, pay to it, for the benefit of the holder of any such Debt Security, the whole amount then due and payable on such Debt Securities for principal, premium, if any, and interest. The Indentures further provide that that if we fail to pay such amount upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection of the amount due.

     No holder of a Debt Security of any series may institute any proceeding with respect to the Indentures, or for the appointment of a receiver or a trustee, or for other remedy, unless (1) the holder has previously given the Trustee written notice of a continuing event of default, (2) the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made a written request, and the holders have offered reasonable indemnity to the Trustee to institute the proceeding, and (3) the Trustee has failed to institute the proceeding, and has not received a direction inconsistent with the request within 60 days of such notice. The Indentures also provide that, notwithstanding any other provision of the applicable Indenture, the holder of any Debt Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Debt Securities when due and that such right will not be impaired without the consent of such holder.

     We are required to file annually with the applicable Trustee a written statement as to the existence or non-existence of defaults under the Indentures or the Debt Securities.

     SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES. The Subordinated Debt Securities will be our direct, unsecured obligations and, unless otherwise specified in the prospectus supplement relating to a particular series of Subordinated Debt Securities offered by such prospectus supplement, will be subject to the subordination provisions described in this section. Upon any distribution of our assets due to any dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities is to be subordinated in right of payment to all Senior Indebtedness. In certain events of bankruptcy or insolvency, the payment of the principal of and interest on the Subordinated Debt Securities will, to the extent provided in the Subordinated Indenture, also be effectively subordinated in right of payment to all General Obligations (as defined below).

     Upon any distribution of our assets due to any dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the Subordinated Debt Securities. If upon any such payment or distribution of assets, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, (i) there remain any amounts of cash, property or securities available for payment or distribution in respect of the Subordinated Debt Securities ("Excess Proceeds") and (ii) if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds will first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities.

     In addition, no payment may be made on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt Securities, at any time in the event:

     o there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness; or

     o any event of default with respect to any Senior Indebtedness has occurred and is continuing or would occur as a result of such payment on the Subordinated Debt Securities or any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt Securities, permitting the holders of such Senior Indebtedness to accelerate the maturity thereof.

     Except as described above, our obligation to make payments of the principal of, premium, if any, or interest on the Subordinated Debt Securities will not be affected.

     By reason of the subordination in favor of the holders of Senior Indebtedness, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, our creditors who are not holders of Senior Indebtedness or the Subordinated Debt Securities may recover less, proportionately, than holders of Senior Indebtedness and may recover more, proportionately, than holders of the Subordinated Debt Securities.

     Subject to payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or our securities applicable to Senior Indebtedness. Subject to payment in full of all General Obligations, the holders of the Subordinated Debt Securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property or our securities applicable to such creditors in respect of General Obligations.

     "Senior Indebtedness" for purposes of the Subordinated Indenture is the principal of, premium, if any, and interest on:

     o all of our indebtedness for money borrowed (other than (i) the Subordinated Debt Securities and (ii) the Junior Subordinated Indebtedness (as defined below)) whether outstanding on the date of execution of the Subordinated Indenture or created, assumed or incurred after that date, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Debt Securities or to rank equally with the Subordinated Debt Securities; and

     o    any deferrals, renewals or extensions of any such Senior Indebtedness.

     The term "indebtedness for money borrowed" as used in this prospectus includes, without limitation, any obligation of, or any obligation guaranteed by us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The Subordinated Indenture does not limit our issuance of additional Senior Indebtedness.

     The Subordinated Debt Securities will rank senior in right of payment to our Junior Subordinated Indebtedness upon any distribution of our assets due to any dissolution, winding up, liquidation or reorganization, to the extent provided in the instruments creating our Junior Subordinated Indebtedness. "Junior Subordinated Indebtedness" is the principal of, premium, if any, and interest on:

     o all of our indebtedness for money borrowed whether outstanding on the date of the execution of the Subordinated Indenture or created, assumed or incurred after that date that is by its terms subordinated to the Subordinated Debt Securities; and

     o any deferrals, renewals or extensions of any of such Junior Subordinated Indebtedness.

     Unless otherwise specified in the prospectus supplement relating to a particular series of Subordinated Debt Securities offered thereby, the term "General Obligations" means all obligations to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than:

     o    obligations on account of Senior Indebtedness;

     o obligations on account of indebtedness for money borrowed ranking equal with or subordinate to the Subordinated Debt Securities; and

     o obligations which by their terms are expressly stated not to be senior in right of payment to the Subordinated Debt Securities or to rank equally with the Subordinated Debt Securities.

     Unless otherwise specified in the prospectus supplement relating to any series of Subordinated Debt Securities, payment of principal of the Subordinated Debt Securities may be accelerated only in case of the bankruptcy, insolvency or reorganization of our company.

     DEFEASANCE AND COVENANT DEFEASANCE. To the extent stated in the prospectus supplement, we may elect to apply the provisions relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants in the Indentures, to the Debt Securities of any series.

                         DESCRIPTION OF PREFERRED STOCK

     This section describes the general terms of our preferred stock, $0.01 par value, to which any prospectus supplement may relate. Certain terms of any series of our preferred stock offered by any prospectus supplement will be described in such prospectus supplement. If so indicated in the prospectus supplement, the terms of that series may differ from the terms described below. The provisions of our preferred stock described below are not complete. You should refer to our certificate of incorporation and any certificate of amendment to our certificate of incorporation or certificate of designations filed with the SEC in connection with the offering of our preferred stock.

     GENERAL. Under our certificate of incorporation, our board of directors has the authority, without further stockholder action, to issue from time to time preferred stock in one or more series and for such consideration as may be fixed from time to time by our board of directors. Our board also has the authority to fix and determine, in the manner provided by law, the relative rights and preferences of the shares of any series so established, such as dividend and voting rights. Our certificate of incorporation authorizes 250,000 shares of undesignated preferred stock. Prior to the issuance of each series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock.

     Our preferred stock will have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise specified in the applicable prospectus supplement. You should read the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including:

     o the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

     o the initial public offering price at which the preferred stock will be issued;

     o the dividend rate or rates (or method of calculation), the dividend periods, the date on which dividends will be payable and whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

     o    any redemption or sinking fund provisions;

     o    any conversion provisions; and

     o any additional rights, preferences, privileges, qualifications, limitations and restrictions of the preferred stock.

     No shares of our preferred stock are currently outstanding. Our preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank equally in all respects with each other then outstanding series of preferred stock.

     Preferred stock could be issued quickly with terms that could delay or prevent a change of control or make the removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.

     RANK. Any series of our preferred stock will, with respect to dividend rights and rights on liquidation, winding up or dissolution, rank:

     o senior to all classes of our common stock and to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to that preferred stock;

     o equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with that preferred stock; and

     o junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to that preferred stock.

     DIVIDENDS. The holders of our preferred stock will be entitled to receive, when, as and if declared by our board of directors, dividends at such rates and on such dates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock books on such record dates as will be fixed by our board. Dividends may be paid in the form of cash, preferred stock (of the same or a different series) or our common stock, in each case as specified in the applicable prospectus supplement.

     Dividends on any series of our preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the dividends on a series of our preferred stock are noncumulative ("Noncumulative Preferred Stock"), and our board of directors fails to declare a dividend payable on a dividend payment date, then the holders of such preferred stock will have no right to receive a dividend in respect to the dividend period relating to such dividend payment date, and we will not be obligated to pay the dividend accrued for such period, whether or not dividends on such preferred stock are declared or paid on any future dividend payment dates.

     We will not declare or pay or set apart for payment any dividends on any series of our preferred stock that rank, as to dividends, on a parity with or junior to the outstanding preferred stock of any series unless (i) if such outstanding preferred stock has a cumulative dividend ("Cumulative Preferred Stock"), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such preferred stock for all dividend periods terminating on or prior to the date of payment of any such dividends on such other series of the preferred stock or (ii) if such outstanding preferred stock is Noncumulative Preferred Stock, full dividends for the then-current dividend period on such preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment.

     Until full dividends are paid (or declared and payment is set aside) on our preferred stock ranking equal as to dividends, then:

     o we will declare any dividends pro rata among the preferred stock of each series and any preferred stock ranking equal to such preferred stock as to dividends (i.e., the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock (which will not, if such preferred stock is Noncumulative Preferred Stock, include any accumulation in respect to unpaid dividends for prior dividend periods) bear to each other);

     o other than such pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock as to dividends or upon liquidation (except dividends on common stock payable in common stock, dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation and cash in lieu of fractional shares in connection with such dividends); and

     o we will not redeem, purchase or otherwise acquire (or set aside money for a sinking fund for) our common stock or any other securities ranking junior to or equal with the preferred stock as to dividends or upon liquidation (except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation).

     We will not owe any interest, or any money in lieu of interest, on any dividend payment on any series of the preferred stock that may be past due.

     REDEMPTION. A series of our preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable prospectus supplement. Redeemed shares of our preferred stock will become authorized but unissued shares of preferred stock that we may issue in the future.

     The prospectus supplement relating to a series of our preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that we will redeem each year and the redemption price per share. If shares of our preferred stock are redeemed, we will pay all accrued and unpaid dividends thereon (which will not, if such preferred stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) up to but excluding the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for our preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of such preferred stock may provide that, if no such capital stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock will automatically and mandatorily be converted into shares of our applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

     If fewer than all the outstanding shares of our preferred stock of any series are to be redeemed, our board will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot or by any other method as may be determined by our board.

     Even though the terms of a series of the Cumulative Preferred Stock may permit redemption of such preferred stock in whole or in part, if any dividends, including accumulated dividends, on that series are past due:

     o we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

     o we will not purchase or otherwise acquire any preferred stock of that series.

     The prohibition discussed in the preceding sentence will not prohibit us from purchasing or acquiring preferred stock of that series pursuant to a purchase or exchange offer if we make the offer on the same terms to all holders of that series.

     CONVERSION RIGHTS. The prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of such series are convertible into our common stock.

     RIGHTS UPON LIQUIDATION. Unless the applicable prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of our preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to such preferred stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such preferred stock plus accrued and unpaid dividends (which will not, if such preferred stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If we voluntarily or involuntarily liquidate, dissolve or wind up our business and the amounts payable with respect to our preferred stock of any series and any of our other securities ranking equal as to any such distribution are not paid in full, the holders of such preferred stock and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of our preferred stock of any series will not be entitled to any further participation in any distribution of our assets.

     VOTING RIGHTS. Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of our preferred stock will not be entitled to vote. If the holders of a series of our preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, each such share will be entitled to one vote on matters on which holders of such series of preferred stock are entitled to vote. For any series of our preferred stock having one vote per share, the voting power of such series, on matters on which holders of such series and holders of other series of our preferred stock are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of preferred stock.

     Unless we receive the consent of the holders of an outstanding series of preferred stock and the outstanding shares of all other series of preferred stock which (i) rank equal with such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business and (ii) have voting rights that are exercisable and that are similar to those of such series, we will not:

     o authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to such outstanding preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

     o amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our certificate or of the resolutions contained in any certificate of designations creating such series of preferred stock so as to materially and adversely affect any right, preference privilege or voting power of such outstanding preferred stock.

     This consent must be given by the holders of a majority of all such outstanding preferred stock described in the preceding sentence, voting together as a single class. We will not be required to obtain this consent with respect to the actions listed in the second bullet point above, however, if we only (i) increase the amount of the authorized preferred stock, (ii) create and issue another series of preferred stock, or (iii) increase the amount of authorized shares of any series of preferred stock, if such preferred stock in each case ranks equal with or junior to the preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

                           DESCRIPTION OF COMMON STOCK

     This section describes the general terms and provisions of the shares of our common stock, par value $0.0001 per share. The summary is not complete and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. We have also filed our certificate of incorporation and our bylaws as exhibits to the registration statement, of which this prospectus is a part. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock. See "Where You Can Find More Information."

     GENERAL. As of September 30, 2000, our authorized common stock was 20,000,000 shares, of which 15,708,962 shares were issued and outstanding. On November 21, 2000, there will be a Special Meeting of our stockholders to adopt an amendment to our certificate of incorporation to increase our authorized common stock to 150,000,000 shares.

     VOTING RIGHTS. The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

     DIVIDENDS. Holders of common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

     OTHER RIGHTS. In the event of liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any shares of preferred stock then outstanding, the holders of common stock are entitled to share ratably in all assets available for distribution. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

ANTI-TAKEOVER PROVISIONS

     CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS MAY HAVE ANTI-TAKEOVER EFFECTS. A number of provisions of our certificate of incorporation and by-laws concern matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to, the inability of stockholders to take action by unanimous written consent, supermajority voting provisions with respect to any amendment of voting rights provisions, the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further stockholder action, may be deemed to have anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an "anti-takeover effect."

     DELAWARE ANTI-TAKEOVER PROVISIONS. We are subject to Section 203 of the Delaware General Corporation Law, which prohibit a publicly-held Delaware corporation from engaging in a "business combination," except under certain circumstances, with an "interested stockholder" for a period of three years following the date such person became an "interested stockholder" unless:

     o before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

     o upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans; or

     o at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66-2/3% of the outstanding vote stock of the corporation which is not owned by the interested stockholder.

     The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation's outstanding voting stock. The term "business combination" includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our certificate of incorporation does not contain any such exclusion.

     CONNECTICUT ANTI-TAKEOVER PROVISIONS. The laws of the State of Connecticut, where our principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. Section 33-840 of the Connecticut Business Corporation Act prohibits certain publicly-held foreign corporations that are based in Connecticut from engaging in a "business combination" (including the issuance of equity securities which have an aggregate market value of 5% or more of the total market value of the outstanding shares of the company) with an "interested stockholder" as defined in the Connecticut Business Corporation Act for a period of five years from the date of the stockholder's purchase of stock, unless approved in a prescribed manner. The application of this statute could prevent a change of control. Generally, approval is required by the board of directors, by a majority of our non-employee directors by 80% of the outstanding voting shares and two-thirds of the voting power of the outstanding shares of the voting stock other than shares held by the interested stockholder. We can give no assurance that these provisions would not prevent us from entering into a business combination that otherwise would be beneficial to us or to our stockholders.

     TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

     GENERAL. We may sell the securities offered by this prospectus in any of three ways:

     o    through underwriters;
     o    through agents; or
     o directly to a limited number of institutional purchases or to a single purchaser.

     The prospectus supplement for the securities we sell will describe that offering, including:

     o    the name or names of any underwriters;
     o    the purchase price and the proceeds to us from that sale;
     o any underwriting discounts and other items constituting underwriters' compensation; and
     o any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     UNDERWRITERS. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased.

     The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

     We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting or terms agreement from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to convey syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     AGENTS. We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

     DIRECT SALES. We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

     INDEMNIFICATION. We may indemnify underwriters, dealers or agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act of 1933, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

     LISTING. Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on any securities exchange, except for our common stock, which is quoted on the Nasdaq National Market, and any underwriters or dealers will not be obligated to make a market in these securities. We cannot predict the activity or liquidity of any trading in these securities.

                                  LEGAL MATTERS

     Our counsel, Robinson & Cole LLP, Stamford, Connecticut, has issued an opinion on the validity of the offered securities.

                                     EXPERTS

     The consolidated financial statements of FuelCell Energy, Inc. as of October 31, 1999 and 1998 and for each of the years in the three-year period ended October 31, 1999 have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent public accountants, incorporated by reference and upon the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by the registrant, other than underwriting discounts, in connection with the offering of the securities being registered.

     SEC Registration Fee..........................................$ 66,000
     Nasdaq National Market Listing Fee*...........................$_______
     Trustees' Fees and Expenses*..................................$_______
     Transfer Agent and Registrar Fees*............................$_______
     Blue Sky Qualification Fees and Expenses......................$  5,000
     Printing Fees*................................................$_______
     Accounting Fees and Expenses*.................................$_______
     Legal Fees and Expenses*......................................$_______
     Miscellaneous Expenses*.......................................$_______
       --------
     Total*.......................................................$________
                                                                 ==========

* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

     The registrant's certificate of incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

     Pursuant to Section 102(b) (7) of the Delaware General Corporation Law, the registrant's certificate of incorporation eliminates the liability of our directors to us or our stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     The registrant maintains directors' and officers' liability insurance policies. The registrant's by-laws provide for indemnification of the registrant's officers and directors to the fullest extent permitted by applicable law.


ITEM 16. EXHIBITS

EXHIBIT                                                                   PAGE
NUMBER                 DESCRIPTION OF EXHIBITS                            NUMBER

1.1   Form of Underwriting Agreement*........................................
4.1   Certificate of Incorporation of the registrant, as amended
      (incorporated by reference to Exhibit 3.1 to the registrant's
      Current Report on Form 8-K dated September 21, 1999)
4.2   Restated Bylaws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant's Current Report on
      Form 8-K dated September 21, 1999)
4.3   Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4 contained in the registrant's Annual Report on Form
      10-K for the fiscal year ended October 31, 1999)
4.4   Form of Senior Indenture*..............................................
4.5   Form of Subordinated Indenture*........................................
4.6   Form of Senior Debt Security*..........................................
4.7   Form of Subordinated Debt Security*....................................
5.1   Opinion of Robinson & Cole LLP......................................... 40
12.1  Statement regarding computation of ratio of earnings to fixed charges................................................................ 43
23.1  Consent of KPMG LLP.................................................... 44
23.2  Consent of Robinson & Cole LLP (included in Exhibit 5.1)...............
24.1  Power of Attorney (included on signature page of this
      Registration Statement)
25.1  Statement of Eligibility and Qualification on Form T-1 of
      Trustee*...............................................................

---------------------------

*To be filed by amendment or as an exhibit to a report pursuant to Section
  13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that provisions (i) and
          (ii) do not apply if the information required to be included in a post-effective amendment by those provisions is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on October 20, 2000.


                                      FUELCELL ENERGY, INC.



                                      By: /s/ Jerry D. Leitman
                                          --------------------------------------
                                           Jerry D. Leitman
                                           President and Chief Executive Officer

     Such person whose signature appears below hereby appoints Jerry D. Leitman and Joseph G. Mahler, and each of them, each of whom may act without joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement, and any registration statement relating to any offering made in connection with the offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 20, 2000.



SIGNATURE                     TITLE                             DATE

/s/ Jerry D. Leitman          President, Chief                  October 20, 2000
---------------------------   Executive Officer and Director
Jerry D. Leitman              (Principal Executive Officer)



/s/ Joseph G. Mahler          Chief Financial Officer, Vice     October 20, 2000
---------------------------   President, Corporate Secretary
Joseph G. Mahler              and Treasurer (Principal
                              Accounting and Financial Officer)



/s/ Warren D. Bagatelle       Director                          October 20, 2000
---------------------------
Warren D. Bagatelle

/s/ Christopher R. Bentley    Director                          October 20, 2000
---------------------------
Christopher R. Bentley



/s/ Michael Bode              Director                          October 20, 2000
---------------------------
Michael Bode



                              Director                          October __, 2000
---------------------------
James D. Gerson



/s/ Thomas L. Kempner         Director                          October 20, 2000
---------------------------
Thomas L. Kempner



/s/ William A. Lawson         Director                          October 20, 2000
---------------------------
William A. Lawson



/s/ Hans Maru                 Director                          October 20, 2000
---------------------------
Hans Maru



/s/ Bernard Baker             Director                          October 20, 2000
---------------------------
Bernard Baker



                              Director                          October __, 2000
---------------------------
John A. Rolls


/s/ Thomas R. Casten          Director                          October 20, 2000
---------------------------
Thomas R. Casten

EXHIBIT INDEX


EXHIBIT                                                                   PAGE
NUMBER                 DESCRIPTION OF EXHIBITS                            NUMBER

1.1   Form of Underwriting Agreement*........................................
4.1   Certificate of Incorporation of the registrant, as amended
      (incorporated by reference to Exhibit 3.1 to the registrant's
      Current Report on Form 8-K dated September 21, 1999)
4.2   Restated Bylaws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant's Current Report on
      Form 8-K dated September 21, 1999)
4.3   Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4 contained in the registrant's Annual Report on Form
      10-K for the fiscal year ended October 31, 1999)
4.4   Form of Senior Indenture*..............................................
4.5   Form of Subordinated Indenture*........................................
4.6   Form of Senior Debt Security*..........................................
4.7   Form of Subordinated Debt Security*....................................
5.1   Opinion of Robinson & Cole LLP......................................... 40
12.1  Statement regarding computation of ratio of earnings to fixed charges................................................................ 43
23.1  Consent of KPMG LLP.................................................... 44
23.2  Consent of Robinson & Cole LLP (included in Exhibit 5.1)...............
24.1  Power of Attorney (included on signature page of this
      Registration Statement)
25.1  Statement of Eligibility and Qualification on Form T-1 of
      Trustee*...............................................................

---------------------------

*To be filed by amendment or as an exhibit to a report pursuant to Section
  13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.